Filed pursuant to Rule 433(d) - Registration Statement No. 333-126435

Nomura Home Equity Loan, Inc.
Asset-Backed Certificates, Series 2006-HE1
$948,530,000 Million (+/- 10%)
(Approximate)
Free Writing Prospectus
February 22, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although Nomura Securities International, Inc. believes the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

STRUCTURAL SUMMARY
Class	Initial Principal Balance ($)(1)	Coupon Type(3)	Coupon Index	WAL (year) (1) (4) (5)	Principal Window(1) (4) (5)	Expected Rating (Moody’s/S&P/DBRS/Fitch)(2)	Legal Final Maturity
A-1	512,988,000	Floating	1M LIBOR	1.00	03/06 – 01/08	Aaa/AAA/AAA/AAA	Feb-36
A-2	69,547,000	Floating	1M LIBOR	2.00	01/08 – 05/08	Aaa/AAA/AAA/AAA	Feb-36
A-3	137,725,000	Floating	1M LIBOR	3.00	05/08 - 11/11	Aaa/AAA/AAA/AAA	Feb-36
A-4	11,768,000	Floating	1M LIBOR	5.71	11/11 - 11/11	Aaa/AAA/AAA/AAA	Feb-36
M-1	44,001,000	Floating	1M LIBOR	5.54	02/11 - 11/11	Aa1/AA+/AA(h)/AA+	Feb-36
M-2	40,501,000	Floating	1M LIBOR	4.86	05/10 - 11/11	Aa2/AA/AA/AA	Feb-36
M-3	25,000,000	Floating	1M LIBOR	4.54	02/10 - 11/11	Aa3/AA-/AA(l)/AA-	Feb-36
M-4	22,500,000	Floating	1M LIBOR	4.39	11/09 - 11/11	A1/A+/A(h)/A+	Feb-36
M-5	21,500,000	Floating	1M LIBOR	4.29	09/09 - 11/11	A2/A/A/A	Feb-36
M-6	19,000,000	Floating	1M LIBOR	4.21	08/09 - 11/11	A3/A-/A(l)/A-	Feb-36
M-7	17,500,000	Floating	1M LIBOR	4.16	06/09 - 11/11	Baa1/BBB+/BBB(h)/BBB+	Feb-36
M-8	14,500,000	Floating	1M LIBOR	4.12	06/09 - 11/11	Baa2/BBB/BBB/BBB	Feb-36
M-9	12,000,000	Floating	1M LIBOR	4.08	05/09 - 11/11	Baa3/BBB-/BBB(l)/BBB-	Feb-36
B-1	13,500,000	Floating	1M LIBOR	4.06	04/09 - 11/11	Ba1/BB+/BB(h)/BB+	Feb-36
B-2	11,500,000	Floating	1M LIBOR	4.04	04/09 - 11/11	Ba2/BB/BB/BB	Feb-36
Total Public	948,530,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.
(2)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.
(3)

The pass-through rate for the Certificates (each as defined herein) for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of one-month LIBOR for that Distribution Date plus the related certificate margin and (ii) Net Funds Cap (actual/360 accrual basis, 0 day delay). If the optional termination is not exercised on the first possible Distribution Date on which it is exercisable, the certificate margin for the Senior Certificates (as defined herein) will increase by 2.0x and the certificate margin for the Mezzanine and Privately Offered Certificates (each as defined herein) will increase by 1.5x.

(4)	Run to Optional Termination.
(5)

Run at 100% PPC which assumes: For ARMs, 10%-30% CPR from month 1 through and including month 12; 30% CPR from month 13 through and including month 23; 55% CPR from month 24 through and including month 28; and 35% CPR from month 29 and thereafter. For fixed rate Mortgage Loans, 5%-25% CPR from month 1 through and including month 12; and 25% CPR thereafter.

TRANSACTION SUMMARY

Issuing Entity:	Nomura Home Equity Loan, Inc., Asset-Backed Certificates, Series 2006-HE1
Cut-off Date:	February 1, 2006
Closing Date:	On or about March 9, 2006
Investor Settlement Date:	On or about March 10, 2006
Depositor:	Nomura Home Equity Loan, Inc.
Underwriter:	Nomura Securities International, Inc.
Sponsor:

Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and

Securities Administrator:	Wells Fargo Bank, N.A.
Originators/Sellers:

The principal originators of the Mortgage Loans are: Quick Loan Funding Inc., with respect to approximately 30.86% of the Mortgage Loans, and Sunset Direct Lending, LLC with respect to approximately 18.79% of the Mortgage Loans. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

For additional information regarding the Originators/Sellers, please refer to “The Mortgage Pool — The Originators” in the accompanying Free Writing Prospectus.

Servicer:	Ocwen Loan Servicing, LLC.

The Sponsor, as owner of the Mortgage Loans to be sold to the trust, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to terminate and replace Ocwen Loan Servicing, LLC at any time, without cause, or hire a special servicer as further specified in the pooling and servicing agreement.

Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:

Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Swap Provider:	Bear Stearns Financial Products, Inc.
Mortgage Loans

The trust will contain approximately 4,921 conventional, one-to-four family fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties (the “Mortgage Loans”).

For additional information regarding the Mortgage Loans, please refer to the accompanying Free Writing Prospectus beginning on page 31.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denomination:	For each class of Offered Certificates, $25,000 and multiples of $1 in excess thereof.
Record Date:

For each class of Offered Certificates, and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form (otherwise, the last business day of the month preceding the month in which such Distribution Date occurs).

Distribution Date:	The 25th day of each calendar month beginning in March 2006, or if such day is not a business day, then the following business day.

Last Scheduled Distribution Date:

The Distribution Date in February 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Senior Certificates”);

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (collectively, the “Mezzanine Certificates”);

Only the Senior Certificates and the Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).

Additional Classes:

The Class B-1 Certificates and Class B-2 Certificates (together, the “Privately Offered Certificates”, together with the Mezzanine Certificates, the “Subordinate Certificates”), and the Class P, Class X and Class R Certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates. The Privately Offered Certificates are subordinate to the Offered Certificates.

Prepayment Period:

With respect to any Distribution Date, the 16th of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 15th of the month in which the Distribution Date occurs.

Interest Accrual Period:

The Interest Accrual Period for the Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on such certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:

At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the Certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, and if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 5% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, Ocwen Loan Servicing, LLC, may, at its option, exercise such optional termination.

Taxation – REMIC:

For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust pursuant to the Interest Rate Swap Agreement), the Class P Certificates and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The Class R Certificates will represent the beneficial ownership of “residual interests” in the related REMIC.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:

The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Dominion Bond Rating Service (“DBRS”) and Fitch Ratings (“Fitch”) with the ratings indicated in the table on page 3 of this document.

Credit Enhancement Structure:

Senior/subordination; excess spread and overcollateralization. In addition, payments received in connection with the Interest Rate Swap Agreement (as described herein) may be available to cover realized losses on the Mortgage Loans.

Interest Rate Swap Agreement:

The trustee will enter into an Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in March 2006 through February 2011 (i) the securities administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.152% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate principal balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”).

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Free Writing Prospectus that accompanies this Free Writing Prospectus.

CREDIT ENHANCEMENT

All dollar amounts and percentages contained in the following discussion are subject to a permitted variance of +/- 10%.

Overcollateralization

The Mortgage Loans bear interest each month in an amount that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Certificates entitled to principal in order to create and maintain the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Mortgage Loans.

Overcollateralization Amount

For any Distribution Date, the excess, if any, of (a) the Aggregate Loan Balance for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be approximately 2.65%, of the Aggregate Loan Balance as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, the Targeted Overcollateralization Amount will be approximately 2.65% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, that amount will be the greater of (a) approximately 5.30% of the Aggregate Loan Balance for such Distribution Date, or (b) approximately 0.50% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

The later to occur of (x) the Distribution Date in March 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal approximately 53.60%.

Credit Enhancement Percentage
Class	Percent (%)	Approximate Expected Initial Credit Enhancement (%)	Approximate Expected Target Credit Enhancement (%)
Senior	73.20	26.80	53.60
M-1	4.40	22.40	44.80
M-2	4.05	18.35	36.70
M-3	2.50	15.85	31.70
M-4	2.25	13.60	27.20
M-5	2.15	11.45	22.90
M-6	1.90	9.55	19.10
M-7	1.75	7.80	15.60
M-8	1.45	6.35	12.70
M-9	1.20	5.15	10.30
B-1	1.35	3.80	7.60
B-2	1.15	2.65	5.30

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Delinquency Rate as of the last day of the related Due Period exceeds 29.80% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
March 2009 – February 2010	3.75%
March 2010 – February 2011	5.25%
March 2011 – February 2012	6.75%
March 2012 and thereafter	7.50%

The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the Aggregate Loan Balance of all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance of all Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses

The Senior Certificates will have a payment priority over the Subordinate Certificates. Each class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates with a lower payment priority. Losses on the Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Mortgage Loans will be allocated to the Subordinate Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero.

Realized losses will not be allocated to the Senior Certificates. Investors in the Senior Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled. Realized losses will be allocated to the Subordinate Certificates in the reverse order of their payment priority, until the certificate principal balance of each such class has been reduced to zero.

Interest Rate Swap Agreement

The Senior Certificates and Subordinate Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by Bear Stearns Financial Products, Inc. (the “Swap Provider”) commencing on the Distribution Date in March 2006 and terminating on the Distribution Date in February 2011.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with, the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as securities administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the securities administrator (on behalf of a supplemental interest trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) 5.152% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Senior Certificates and Subordinate Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the accrual period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the lesser of (a) the aggregate principal balance of the Mortgage

Loans immediately preceding such Distribution Date and (b) the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this free writing prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the securities administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Senior Certificates and Subordinate Certificates in respect of any related shortfall amounts, to the extent described in this herein and the accompanying free writing prospectus. See “Description of the Certificates” and “The Interest Rate Swap Agreement and the Swap Provider” in the accompanying free writing prospectus. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Senior Certificates and Subordinate Certificates, such excess will be distributed to the Class X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the securities administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator is required to make a swap termination payment to the Swap Provider, the trust will be required to make a payment to the securities administrator in the same amount (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Senior Certificates and Subordinate Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider as described in this free writing prospectus (to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the trust to the securities administrator will be subordinated to all distributions to the Senior Certificates and Subordinate Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:
(1)

to the Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”

(2)

to the Subordinate Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”

(3)

to the Subordinate Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of deferred amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(4)	to the Principal Remittance Amount, up to the amount of realized losses on the Mortgage Loans incurred during the related Due Period;
(5)

to the Senior Certificates and Subordinate Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(6)	to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and basis risk shortfalls.

DISTRIBUTIONS

All dollar amounts and percentages contained in the following discussion are subject to a permitted variance of +/- 10%.

The following terms are given the meanings shown below to help describe the cashflows on the Certificates:

Basis Risk Shortfall — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of: (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap) over the related Current Interest (as it may have been limited by the Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) one month LIBOR plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

Carryforward Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for that class of certificates for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

Current Interest — With respect to any class of Senior Certificates and Subordinate Certificates and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Certificate Principal Balance during the related Interest Accrual Period; provided, that as to each class of Senior Certificates and Subordinate Certificates, the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Maximum Interest Rate —With respect to any Distribution Date and the related Interest Accrual Period and the Senior Certificates and Subordinate Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the adjustable rate Mortgage Loans and the mortgage rates of the fixed rate Mortgage Loans as stated in the mortgage notes minus the weighted average expense rate of the Mortgage Loans. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Net Funds Cap —With respect to any Distribution Date, a per annum rate equal to the product of (I)(a) a fraction, expressed as a percentage, the numerator of which is the Optimal Interest Remittance Amount for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, minus (b) the sum of (1) any Net Swap Payment payable to the Swap Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date, and (2) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date, divided by the outstanding aggregate Stated Principal Balance of the Mortgage Loans for the immediately preceding Distribution Date and (II) 12. The Net Funds Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Interest Remittance Amount

With respect to any Distribution Date an amount generally equal to (A) the sum, without duplication, of (1) scheduled interest payments (other than Payaheads) and advances on the Mortgage Loans, (2) the interest portion of Payaheads with respect to the Mortgage Loans previously received and intended for application in the related Due Period, (3) the interest portion of all prepayments in full (net of interest on such prepayments in full for such Distribution Date) and partial prepayments received on the Mortgage Loans during the related Prepayment Period, (4) all Compensating Interest, (5) the portion of any substitution adjustment amount and purchase price paid in connection with a repurchase of any Mortgage Loan allocable to interest or the exercise of the optional termination, up to the amount of the interest portion of the par value of the Mortgage Loans, and (6) Liquidation Proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Mortgage Loans during the related Due Period, to the extent allocable to interest, minus (B) amounts reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian and the credit risk manager, allocated as provided in the pooling and servicing agreement.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Senior Certificates and Subordinate Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the Aggregate Loan Balance of the Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Mortgage Loans or were not taken into account in computing the expense fee rate.

Distributions of Interest

The pass-through rates for the Senior Certificates and Subordinate Certificates are described on page 2 of this document.

With respect to the Senior Certificates and Subordinate Certificates, One-Month LIBOR shall be determined by the Securities Administrator on the second LIBOR business day preceding the commencement of each Interest Accrual Period except with respect to the first Interest Accrual Period for which the Underwriter will determine one-month LIBOR on or about March 7, 2006.

The amount of interest payable on each Distribution Date in respect of each class of Senior Certificates and Subordinate Certificates will equal the sum of (1) Current Interest for such class on such Distribution Date and (2) any Carryforward Interest for such class and such Distribution Date.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall (described above) exists for any class of Senior Certificates and Subordinate Certificates, such class will be entitled to the amount of such Basis Risk Shortfall as described under “Distribution of Monthly Excess Cashflow” below and from available amounts on deposit in the Basis Risk Shortfall Reserve Fund.

•	On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be paid in the following order of priority:
(1)

from the Interest Remittance Amount, any Net Swap Payment or Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

(2)

concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, Current Interest and Carryforward Interest for such Distribution Date on a pro rata basis based on the entitlement of each such class;

(3)	to the Class M-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(4)	to the Class M-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(5)	to the Class M-3 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(6)	to the Class M-4 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(7)	to the Class M-5 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(8)	to the Class M-6 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(9)	to the Class M-7 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(10)	to the Class M-8 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(11)	to the Class M-9 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(12)	to the Class B-1 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date;
(13)	to the Class B-2 Certificates, Current Interest and Carryforward Interest for such class and Distribution Date; and
(14)	for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

Principal Remittance Amount

With respect to each Distribution Date, the Principal Remittance Amount is equal to the sum of (i) the scheduled principal payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than Payaheads), including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans; (iv) the principal portion of Payaheads previously received on the Mortgage Loans and intended for application in the related Due Period; and (v) any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses, less (vi) amounts payable or reimbursable to the servicer, the master servicer, the securities administrator, the trustee, the custodian or the credit risk manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Overcollateralization Release Amount

With respect to any Distribution Date, will be equal to the lesser of (x) the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses) for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

With respect to any Distribution Date will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Senior Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the Certificate Principal Balances of the Senior Certificates immediately prior to such Distribution Date exceed (y) the lesser of (A) the product of (i) approximately 46.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-1 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and the Mezzanine Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 92.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class B-2 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-1 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 55.20% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-2 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 63.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-3 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1 and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 68.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-4 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 72.80% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-5 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 77.10% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-6 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 80.90% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-7 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 84.40% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-8 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 87.30% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Class M-9 Principal Payment Amount

With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Certificate Principal Balances of the Senior Certificates, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 89.70% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

Distributions of Principal

The Principal Payment Amount will be paid on each Distribution Date as follows:

(1)	On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:
A)

to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)

from the Principal Payment Amount remaining after payments pursuant to clause (A) above, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
D)	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
E)	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
F)	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
G)	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
H)	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;

I)	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;
J)	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;
K)	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;
L)	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
M)	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero; and
N)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses 1(A) through (M) above.

(2)

On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)

to the Supplemental Interest Trust from the Principal Payment Amount, any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee)) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)

the Senior Principal Payment Amount, sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

C)	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
D)	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
E)	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
F)	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
G)	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
H)	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
I)	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
J)	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
K)	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
L)	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero;
M)	to the Class B-2 Certificates, the Class B-2 Principal Payment Amount for such Distribution Date, until its Certificate Principal Balance has been reduced to zero; and

N)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow”, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (M) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate Certificate Principal Balance of each class of Subordinate Certificates has been reduced to zero, distributions to the Senior Certificates will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Excess Interest Amount

With respect to any Distribution Date, the product of the Monthly Excess Interest required to be distributed on that Distribution Date pursuant to subclause (1)(A) under “Distribution of Monthly Excess Cashflow” and the Principal Remittance Amount (without regard to any payments made pursuant to the Interest Rate Swap Agreement with respect to realized losses), in each case for that Distribution Date.

Distribution of Monthly Excess Cashflow

On each Distribution Date, monthly excess cashflow will be distributed in the following order of priority:

(1)	A)	until the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate

Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted  Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Senior and Subordinate Certificates, in the following order of priority:

i.	sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificate, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
ii.	to the Class M-1 Certificates, until its Certificate Principal Balance has been reduced to zero;
iii.	to the Class M-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
iv.	to the Class M-3 Certificates, until its Certificate Principal Balance has been reduced to zero;
v.	to the Class M-4 Certificates, until its Certificate Principal Balance has been reduced to zero;
vi.	to the Class M-5 Certificates, until its Certificate Principal Balance has been reduced to zero;
vii.	to the Class M-6 Certificates, until its Certificate Principal Balance has been reduced to zero;
viii.	to the Class M-7 Certificates, until its Certificate Principal Balance has been reduced to zero;
ix.	to the Class M-8 Certificates, until its Certificate Principal Balance has been reduced to zero;
x.	to the Class M-9 Certificates, until its Certificate Principal Balance has been reduced to zero;
xi.	to the Class B-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

xii.	to the Class B-2 Certificates, until its Certificate Principal Balance has been reduced to zero;
B)

on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause 2 under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(2)	to the Class M-1 Certificates, any Deferred Amount for such class;
(3)	to the Class M-2 Certificates, any Deferred Amount for such class;
(4)	to the Class M-3 Certificates, any Deferred Amount for such class;
(5)	to the Class M-4 Certificates, any Deferred Amount for such class;
(6)	to the Class M-5 Certificates, any Deferred Amount for such class;
(7)	to the Class M-6 Certificates, any Deferred Amount for such class;
(8)	to the Class M-7 Certificates, any Deferred Amount for such class;
(9)	to the Class M-8 Certificates, any Deferred Amount for such class;
(10)	to the Class M-9 Certificates, any Deferred Amount for such class;
(11)	to the Class B-1 Certificates, any Deferred Amount for such class;
(12)	to the Class B-2 Certificates, any Deferred Amount for such class;
(13)

to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

(14)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-1 Certificates, any Basis Risk Shortfall for such class;
(15)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-2 Certificates, any Basis Risk Shortfall for such class;
(16)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-3 Certificates, any Basis Risk Shortfall for such class;
(17)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-4 Certificates, any Basis Risk Shortfall for such class;
(18)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-5 Certificates, any Basis Risk Shortfall for such class;
(19)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-6 Certificates, any Basis Risk Shortfall for such class;
(20)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-7 Certificates, any Basis Risk Shortfall for such class;
(21)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-8 Certificates, any Basis Risk Shortfall for such class;

(22)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class M-9 Certificates, any Basis Risk Shortfall for such class;
(23)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-1 Certificates, any Basis Risk Shortfall for such class;
(24)	to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class B-2 Certificates, any Basis Risk Shortfall for such class;
(25)

to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the securities administrator from any upfront payment received pursuant to any replacement swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

(26)	to the Class X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and
(27)	to the Class R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class R Certificates under this clause (27).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (2) through (24) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A

The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
March 2006	973,530,000
April 2006	957,392,000
May 2006	939,715,000
June 2006	920,558,000
July 2006	899,983,000
August 2006	878,059,000
September 2006	854,875,000
October 2006	830,548,000
November 2006	805,870,000
December 2006	781,843,000
January 2007	758,510,000
February 2007	735,851,000
March 2007	713,846,000
April 2007	692,477,000
May 2007	671,724,000
June 2007	651,572,000
July 2007	631,994,000
August 2007	612,794,000
September 2007	593,839,000
October 2007	569,868,000
November 2007	535,942,000
December 2007	503,585,000
January 2008	473,336,000
February 2008	445,133,000
March 2008	421,974,000
April 2008	406,649,000
May 2008	392,224,000
June 2008	378,292,000
July 2008	364,831,000
August 2008	351,825,000
September 2008	339,257,000
October 2008	327,113,000
November 2008	315,379,000
December 2008	304,041,000
January 2009	293,085,000
February 2009	282,498,000
March 2009	272,267,000
April 2009	272,267,000
May 2009	264,523,000
June 2009	255,779,000
July 2009	247,329,000
August 2009	239,163,000
September 2009	231,271,000
October 2009	223,644,000
November 2009	216,272,000
December 2009	209,148,000
January 2010	202,262,000
February 2010	195,607,000
March 2010	189,174,000
April 2010	182,956,000
May 2010	176,947,000
June 2010	171,138,000

July 2010	165,523,000
August 2010	160,095,000
September 2010	154,849,000
October 2010	149,778,000
November 2010	144,856,000
December 2010	140,094,000
January 2011	135,491,000
February 2011	131,042,000

Weighted Average Life to Call
		60% PPC	80% PPC	100% PPC	120% PPC	140% PPC
A-1	WAL	1.56	1.20	1.00	0.85	0.73
	Mod Durn	1.48	1.15	0.96	0.83	0.71
	Principal Window	Mar06 - Jul09	Mar06 - Jul08	Mar06 - Jan08	Mar06 - Oct07	Mar06 - Sep07
	Principal # Months	41	29	23	20	19
A-2	WAL	4.16	2.59	2.00	1.75	1.59
	Mod Durn	3.74	2.42	1.90	1.67	1.52
	Principal Window	Jul09 - Mar11	Jul08 - Jan09	Jan08 - May08	Oct07 - Dec07	Sep07 - Oct07
	Principal # Months	21	7	5	3	2
A-3	WAL	7.87	5.61	3.00	2.10	1.81
	Mod Durn	6.45	4.84	2.75	1.99	1.72
	Principal Window	Mar11 - Apr16	Jan09 - Aug13	May08 - Nov11	Dec07 - Aug08	Oct07 - Feb08
	Principal # Months	62	56	43	9	5
A-4	WAL	10.13	7.46	5.71	2.54	2.03
	Mod Durn	7.91	6.20	4.94	2.37	1.91
	Principal Window	Apr16 - Apr16	Aug13 - Aug13	Nov11 - Nov11	Aug08 - Sep08	Feb08 - Mar08
	Principal # Months	1	1	1	2	2
M-1	WAL	6.61	5.21	5.54	2.76	2.19
	Mod Durn	5.48	4.51	4.80	2.56	2.06
	Principal Window	Apr09 - Apr16	Dec09 - Aug13	Feb11 - Nov11	Sep08 - Feb09	Mar08 - Jul08
	Principal # Months	85	45	10	6	5
M-2	WAL	6.61	5.09	4.86	4.27	2.50
	Mod Durn	5.47	4.41	4.27	3.81	2.33
	Principal Window	Apr09 - Apr16	Sep09 - Aug13	May10 - Nov11	Feb09 - Sep10	Jul08 - Nov08
	Principal # Months	85	48	19	20	5
M-3	WAL	6.61	5.04	4.54	4.54	2.79
	Mod Durn	5.46	4.36	4.02	4.03	2.58
	Principal Window	Apr09 - Apr16	Jul09 - Aug13	Feb10 - Nov11	Sep10 - Sep10	Nov08 - Jan09
	Principal # Months	85	50	22	1	3
M-4	WAL	6.61	5.01	4.39	4.51	3.43
	Mod Durn	5.44	4.32	3.88	3.99	3.11
	Principal Window	Apr09 - Apr16	Jun09 - Aug13	Nov09 - Nov11	Jul10 - Sep10	Jan09 - Nov09
	Principal # Months	85	51	25	3	11
M-5	WAL	6.61	4.99	4.29	4.24	3.71
	Mod Durn	5.43	4.30	3.79	3.77	3.35
	Principal Window	Apr09 - Apr16	Jun09 - Aug13	Sep09 - Nov11	Feb10 - Sep10	Nov09 - Nov09
	Principal # Months	85	51	27	8	1
M-6	WAL	6.61	4.97	4.21	4.02	3.71
	Mod Durn	5.41	4.27	3.72	3.59	3.34
	Principal Window	Apr09 - Apr16	May09 - Aug13	Aug09 - Nov11	Nov09 - Sep10	Nov09 - Nov09
	Principal # Months	85	52	28	11	1
M-7	WAL	6.61	4.96	4.16	3.87	3.71
	Mod Durn	5.29	4.19	3.62	3.42	3.30
	Principal Window	Apr09 - Apr16	Apr09 - Aug13	Jun09 - Nov11	Sep09 - Sep10	Nov09 - Nov09
	Principal # Months	85	53	30	13	1
M-8	WAL	6.61	4.94	4.12	3.77	3.71
	Mod Durn	5.24	4.14	3.57	3.32	3.28
	Principal Window	Apr09 - Apr16	Apr09 - Aug13	Jun09 - Nov11	Aug09 - Sep10	Nov09 - Nov09
	Principal # Months	85	53	30	14	1
M-9	WAL	6.61	4.94	4.08	3.69	3.63
	Mod Durn	5.05	4.02	3.45	3.18	3.14
	Principal Window	Apr09 - Apr16	Apr09 - Aug13	May09 - Nov11	Jun09 - Sep10	Sep09 - Nov09
	Principal # Months	85	53	31	16	3

Weighted Average Life to Maturity
		60%PPC	80% PPC	100% PPC	120% PPC	140% PPC
A-1	WAL	1.56	1.20	1.00	0.85	0.73
	Mod Durn	1.48	1.15	0.96	0.83	0.71
	Principal Window	Mar06 - Jul09	Mar06 - Jul08	Mar06 - Jan08	Mar06 - Oct07	Mar06 - Sep07
	Principal # Months	41	29	23	20	19
A-2	WAL	4.16	2.59	2.00	1.75	1.59
	Mod Durn	3.74	2.42	1.90	1.67	1.52
	Principal Window	Jul09 - Mar11	Jul08 - Jan09	Jan08 - May08	Oct07 - Dec07	Sep07 - Oct07
	Principal # Months	21	7	5	3	2
A-3	WAL	8.43	6.04	3.29	2.10	1.81
	Mod Durn	6.76	5.12	2.96	1.99	1.72
	Principal Window	Mar11 - Aug21	Jan09 - Jan18	May08 - May15	Dec07 - Aug08	Oct07 - Feb08
	Principal # Months	126	109	85	9	5
A-4	WAL	18.36	14.04	11.13	2.54	2.03
	Mod Durn	11.93	10.01	8.45	2.37	1.91
	Principal Window	Aug21 - Oct27	Jan18 - Sep22	May15 - Aug19	Aug08 - Sep08	Feb08 - Mar08
	Principal # Months	75	57	52	2	2
M-1	WAL	7.34	5.78	6.18	2.76	2.19
	Mod Durn	5.85	4.86	5.24	2.56	2.06
	Principal Window	Apr09 - Jul25	Dec09 - Oct20	Feb11 - Dec17	Sep08 - Feb09	Mar08 - Jul08
	Principal # Months	196	131	83	6	5
M-2	WAL	7.32	5.65	5.31	6.84	2.50
	Mod Durn	5.84	4.75	4.58	5.65	2.33
	Principal Window	Apr09 - Nov24	Sep09 - Aug20	May10 - Jul17	Feb09 - Jan17	Jul08 - Nov08
	Principal # Months	188	132	87	96	5
M-3	WAL	7.30	5.58	4.98	5.54	2.79
	Mod Durn	5.83	4.70	4.32	4.78	2.58
	Principal Window	Apr09 - Feb24	Jul09 - Jan20	Feb10 - Dec16	Jan11 - Nov14	Nov08 - Jan09
	Principal # Months	179	127	83	47	3
M-4	WAL	7.28	5.54	4.82	4.93	5.76
	Mod Durn	5.79	4.64	4.17	4.29	4.84
	Principal Window	Apr09 - Jul23	Jun09 - Jul19	Nov09 - Aug16	Jul10 - Jul14	Jan09 - Feb15
	Principal # Months	172	122	82	49	74
M-5	WAL	7.26	5.50	4.70	4.57	5.66
	Mod Durn	5.77	4.61	4.08	4.01	4.85
	Principal Window	Apr09 - Dec22	Jun09 - Jan19	Sep09 - Mar16	Feb10 - Mar14	Feb11 - Sep12
	Principal # Months	165	116	79	50	20
M-6	WAL	7.23	5.45	4.61	4.34	4.75
	Mod Durn	5.73	4.56	3.99	3.82	4.15
	Principal Window	Apr09 - Apr22	May09 - Jul18	Aug09 - Oct15	Nov09 - Nov13	Jul10 - Jun12
	Principal # Months	157	111	75	49	24
M-7	WAL	7.19	5.41	4.52	4.16	4.29
	Mod Durn	5.58	4.46	3.87	3.63	3.74
	Principal Window	Apr09 - Jul21	Apr09 - Dec17	Jun09 - Apr15	Sep09 - Jun13	Feb10 - Feb12
	Principal # Months	148	105	71	46	25
M-8	WAL	7.15	5.35	4.45	4.04	4.00
	Mod Durn	5.51	4.39	3.79	3.51	3.50
	Principal Window	Apr09 - Sep20	Apr09 - Apr17	Jun09 - Oct14	Aug09 - Jan13	Nov09 - Oct11
	Principal # Months	138	97	65	42	24
M-9	WAL	7.09	5.30	4.37	3.92	3.81
	Mod Durn	5.26	4.22	3.63	3.34	3.27
	Principal Window	Apr09 - Apr20	Apr09 - Aug16	May09 - Apr14	Jun09 - Aug12	Sep09 - Jun11
	Principal # Months	133	89	60	39	22

Available Funds Cap Schedule
Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)	Period	Pay Date	Net WAC Rate*(1) (%)	Net WAC Rate**(1) (%)
1	3/25/2006	7.32	15.03	36	2/25/2009	10.03	25.31
2	4/25/2006	7.32	22.41	37	3/25/2009	10.03	23.44
3	5/25/2006	7.32	21.76	38	4/25/2009	10.03	25.98
4	6/25/2006	7.32	22.40	39	5/25/2009	10.05	25.90
5	7/25/2006	7.32	21.74	40	6/25/2009	10.04	26.55
6	8/25/2006	7.32	22.38	41	7/25/2009	10.04	25.90
7	9/25/2006	7.32	22.37	42	8/25/2009	10.03	26.52
8	10/25/2006	7.32	21.71	43	9/25/2009	10.03	26.52
9	11/25/2006	7.32	22.34	44	10/25/2009	10.02	25.90
10	12/25/2006	7.32	21.68	45	11/25/2009	10.02	26.56
11	1/25/2007	7.32	22.31	46	12/25/2009	10.01	25.92
12	2/25/2007	7.32	22.30	47	1/25/2010	10.01	26.54
13	3/25/2007	7.32	20.36	48	2/25/2010	10.00	26.52
14	4/25/2007	7.33	22.27	49	3/25/2010	10.00	24.63
15	5/25/2007	7.33	21.61	50	4/25/2010	9.99	26.52
16	6/25/2007	7.33	22.24	51	5/25/2010	9.98	25.90
17	7/25/2007	7.33	21.58	52	6/25/2010	9.98	26.52
18	8/25/2007	7.35	22.24	53	7/25/2010	9.97	25.87
19	9/25/2007	7.36	22.23	54	8/25/2010	9.96	26.49
20	10/25/2007	8.06	22.27	55	9/25/2010	9.97	26.49
21	11/25/2007	9.53	24.33	56	10/25/2010	9.98	25.86
22	12/25/2007	9.61	23.73	57	11/25/2010	9.97	26.48
23	1/25/2008	9.59	24.30	58	12/25/2010	9.97	25.83
24	2/25/2008	9.58	24.24	59	1/25/2011	9.96	26.45
25	3/25/2008	9.56	22.93	60	2/25/2011	9.95	26.44
26	4/25/2008	9.79	24.39	61	3/25/2011	9.95	11.78
27	5/25/2008	9.93	24.21	62	4/25/2011	9.94	11.77
28	6/25/2008	9.95	24.82	63	5/25/2011	9.94	11.76
29	7/25/2008	9.94	24.16	64	6/25/2011	9.93	11.74
30	8/25/2008	9.93	24.74	65	7/25/2011	9.92	11.73
31	9/25/2008	9.94	24.71	66	8/25/2011	9.92	11.72
32	10/25/2008	9.97	24.32	67	9/25/2011	9.91	11.71
33	11/25/2008	10.04	25.44	68	10/25/2011	9.90	11.70
34	12/25/2008	10.04	24.80	69	11/25/2011	9.90	11.69
35	1/25/2009	10.03	25.36
* Assumes the One-month LIBOR, Six-Month LIBOR and One-Year LIBOR remains constant at 4.570%, 4.931% and 5.103% respectively and run at the pricing speed to call.

** Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR instantaneously increased to a rate of 20.00%, payments are received from the Interest Rate Swap Agreement and run at pricing speed to call.

(1) Assumes a 360-day year that consists of twelve 30-day months.

Breakeven Losses
Loss Severity	30%		40%		50%
	CDR	Collateral Loss	CDR	Collateral Loss	CDR	Collateral Loss
M-1	71.05%	23.88%	43.90%	25.00%	31.53%	25.71%
M-2	52.08%	20.54%	33.84%	21.49%	24.98%	22.09%
M-3	42.71%	18.47%	28.54%	19.30%	21.39%	19.84%
M-4	35.47%	16.58%	24.26%	17.33%	18.42%	17.81%
M-5	29.44%	14.77%	20.56%	15.43%	15.78%	15.86%
M-6	24.67%	13.14%	17.50%	13.72%	13.55%	14.09%
M-7	20.60%	11.59%	14.81%	12.08%	11.56%	12.40%
M-8	17.46%	10.27%	12.69%	10.70%	9.96%	10.97%
M-9	14.94%	9.13%	10.95%	9.49%	8.64%	9.73%
Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments

Excess Spread Table
Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*	Period	Forward 1mo LIBOR (%)	Forward 6mo LIBOR (%)	Forward 1yr LIBOR (%)	Excess Spread to Static LIBOR (%)(1)(2)*	Excess Spread to Forward LIBOR (%)(1)*
1	4.570	4.931	5.103	4.78	4.78	36	4.955	5.007	5.078	4.94	4.62
2	4.738	5.003	5.120	2.41	2.24	37	4.956	5.008	5.081	5.43	5.15
3	4.895	5.066	5.144	2.56	2.25	38	4.955	5.010	5.083	4.77	4.44
4	4.956	5.096	5.150	2.40	2.02	39	4.954	5.011	5.087	4.98	4.67
5	4.996	5.115	5.149	2.56	2.15	40	4.956	5.014	5.093	4.86	4.54
6	5.065	5.125	5.144	2.40	1.90	41	4.957	5.017	5.097	5.05	4.74
7	5.080	5.120	5.132	2.40	1.89	42	4.960	5.021	5.102	4.90	4.58
8	5.074	5.108	5.118	2.56	2.07	43	4.962	5.026	5.107	4.91	4.58
9	5.084	5.093	5.103	2.39	1.88	44	4.965	5.029	5.112	5.07	4.76
10	5.072	5.073	5.087	2.55	2.06	45	4.970	5.036	5.117	4.91	4.60
11	5.049	5.052	5.073	2.39	1.91	46	4.974	5.042	5.122	5.07	4.77
12	5.033	5.032	5.059	2.38	1.92	47	4.979	5.048	5.126	4.91	4.58
13	5.012	5.013	5.047	2.86	2.46	48	4.986	5.054	5.131	4.91	4.58
14	4.987	4.999	5.039	2.38	1.96	49	4.992	5.060	5.133	5.39	5.10
15	4.962	4.985	5.030	2.53	2.15	50	4.999	5.066	5.135	4.90	4.56
16	4.948	4.975	5.024	2.37	1.99	51	5.006	5.069	5.137	5.06	4.74
17	4.938	4.967	5.020	2.52	2.17	52	5.011	5.073	5.138	4.89	4.56
18	4.925	4.960	5.016	2.38	2.03	53	5.015	5.074	5.139	5.05	4.73
19	4.917	4.955	5.014	2.39	2.04	54	5.019	5.077	5.140	4.88	4.54
20	4.908	4.951	5.014	3.24	2.92	55	5.021	5.076	5.141	4.88	4.54
21	4.901	4.949	5.014	4.54	4.21	56	5.022	5.074	5.141	5.06	4.73
22	4.899	4.948	5.017	4.77	4.46	57	5.023	5.074	5.142	4.89	4.55
23	4.900	4.948	5.019	4.58	4.26	58	5.023	5.074	5.141	5.05	4.72
24	4.899	4.947	5.022	4.55	4.23	59	5.023	5.074	5.140	4.88	4.54
25	4.897	4.948	5.028	4.86	4.56	60	5.019	5.074	5.140	4.87	4.54
26	4.895	4.951	5.032	4.75	4.44	61	5.018	5.075	5.140	5.36	5.07
27	4.893	4.954	5.037	5.05	4.76	62	5.021	5.077	5.140	4.87	4.53
28	4.896	4.960	5.042	4.90	4.60	63	5.022	5.077	5.139	5.03	4.70
29	4.901	4.964	5.048	5.05	4.76	64	5.023	5.077	5.138	4.86	4.52
30	4.905	4.972	5.052	4.88	4.57	65	5.023	5.076	5.137	5.02	4.69
31	4.910	4.981	5.058	4.88	4.57	66	5.024	5.076	5.136	4.85	4.51
32	4.914	4.988	5.062	5.07	4.78	67	5.023	5.074	5.134	4.84	4.50
33	4.920	4.994	5.066	4.97	4.68	68	5.023	5.072	5.133	5.00	4.67
34	4.930	5.001	5.071	5.13	4.84	69	5.022	5.070	5.131	4.83	4.49
35	4.944	5.005	5.075	4.95	4.64

(1) Does not take into consideration the net swap payments in the deal.

(2) Assumes the One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at 4.570%, 4.931% and 5.103%, respectively and run at the pricing speed to call.

* Run to call.